UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21527 (Commission File Number)	06-1276882 (IRS Employer Identification No.)

20 Glover Avenue Norwalk, Connecticut (Address of principal executive offices)	06850 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On July 30, 2007, Vertrue Incorporated (“Vertrue”) issued a press release announcing that it intends to convene the previously adjourned special meeting of its stockholders scheduled for July 31, 2007 for the sole purpose of holding a vote to adjourn the special meeting to August 15, 2007 in order to solicit additional proxies and provide Vertrue’s stockholders with additional time to consider the changes to the previously announced merger effectuated by an amendment that Vertrue entered into on July 18, 2007, including the increased consideration payable to Vertrue’s stockholders from $48.50 to $50.00 per share in cash, and to review supplementary proxy materials, which Vertrue will provide to its stockholders. Vertrue also announced that, on July 26, 2007, Brencourt Advisors, LLC (“Brencourt”), on behalf of Brencourt Credit Opportunities Master, Ltd and Brencourt BD, LLC, gave irrevocable notice to Velo Holdings Inc., which will be the sole owner of the surviving corporation after the merger (“Parent”), that it was exercising its option to acquire an interest in equity securities of Parent in the amount of $25,000,000 pursuant to a previously announced agreement between Brencourt and Parent. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
99.1	Press release issued by Vertrue Incorporated on July 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED
Date: July 30, 2007	By:	/s/ George W. M. Thomas
		Name:	George W. M. Thomas
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release issued by Vertrue Incorporated on July 30, 2007.